Exhibit 99.2

Unaudited Condensed Combined Pro Forma Financial Statements of Coty

The following unaudited condensed combined pro forma financial statements and notes thereto have been prepared by Coty Inc. (“Coty”) to give effect to the acquisitions of Younique, LLC, a Utah limited liability company (“Younique”) and certain assets and liabilities related to The Procter & Gamble Company’s (“P&G”) global fine fragrances, salon professional, cosmetics and retail hair color businesses, along with select hair styling brands (the “P&G Beauty Business”). On February 1, 2017, Coty contributed $600.0 million of cash consideration, net of acquired cash and debt assumed, to Foundation, LLC (“Foundation”) in exchange for a 60% membership interest in Foundation and the existing Younique membership holders contributed their 100% membership interest in Younique to Foundation in exchange for a 40% membership interest in Foundation, including the $600.0 million of cash consideration (the “Younique Acquisition”).

On October 1, 2016, Coty completed the merger (the “Merger”) of Green Acquisition Sub Inc. (“Merger Sub”) with and into Galleria Co. (“Galleria”), with Galleria surviving the merger and becoming a wholly owned subsidiary of Coty, as contemplated by the Transaction Agreement, dated as July 8, 2015, as amended (the “Transaction Agreement”), by and among P&G, Galleria, Coty and Merger Sub.

The Younique and P&G Beauty Business acquisitions are each being accounted for as business combinations using the acquisition method with Coty as the accounting acquirer in accordance with ASC 805, Business Combinations. Under this method of accounting the purchase price is allocated to assets acquired and liabilities assumed based upon their estimated fair values at the date of the acquisition. The process of valuing the tangible and intangible assets and liabilities of Younique and the P&G Beauty Business is not finalized. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited condensed combined pro forma financial statements. Material revisions to Coty’s current estimates could be necessary as the valuation and accounting policy conformity processes are finalized. As a result, the actual amounts of depreciation and amortization expenses may be materially different from that presented.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Coty and Younique as of December 31, 2016, giving effect to the Younique Acquisition as if it had occurred on December 31, 2016. The historical consolidated balance sheet of Coty as of December 31, 2016 reflects the assets and liabilities from the P&G Beauty Business acquisition.

The unaudited condensed combined pro forma statements of operations for the six months ended December 31, 2016 and the year ended June 30, 2016 combine the historical consolidated statements of operations of Coty, Younique and P&G Beauty Business for such periods, giving effect to the Younique and P&G Beauty Business acquisitions as if they had occurred on July 1, 2015. The unaudited condensed combined pro forma statements of operations include P&G Beauty Business’ historical results of operations from July 1, 2016 through September 30, 2016, as P&G Beauty Business’ results of operations subsequent to Coty’s October 1, 2016 acquisition of P&G Beauty Business are included in Coty’s historical consolidated statement of operations.

The unaudited pro forma condensed combined balance sheet as of December 31, 2016 and the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2016 and for the year ended June 30, 2016 are based on: (i) historical consolidated statements of operations of Coty (which include the results of P&G Beauty Business subsequent to Coty’s October 1, 2016 acquisition of P&G Beauty Business); (ii) the historical consolidated statement of income of Younique; and (iii) and the historical consolidated statements of operations of P&G Beauty Business.

The historical consolidated financial information has been adjusted to give effect to pro forma adjustments that are factually supportable, directly attributable to the Younique and P&G Beauty Business acquisitions, and with respect to the statement of operations, expected to have a continuing impact.

The unaudited condensed combined pro forma financial statements should be read in conjunction with:

•	Coty’s audited historical consolidated financial statements as of and for the fiscal year ended June 30, 2016;
•	Coty’s unaudited historical condensed consolidated financial statements as of and for the six months ended December 31, 2016;
•	Younique’s audited historical consolidated financial statements as of and for the fiscal year ended December 31, 2016;
•	P&G Beauty Business’ audited historical combined financial statements as of and for the fiscal year ended June 30, 2016; and
•	accompanying notes to the unaudited condensed combined pro forma financial statements.

The unaudited condensed combined pro forma financial statements have been prepared for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the Younique and P&G Beauty Business

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acquisitions had been consummated on the dates indicated, nor is necessarily indicative of the results of operations or financial condition that may be expected for any future period or date.

The unaudited condensed combined pro forma financial information does not reflect pro forma adjustments for the realization of any future expected cost savings or other synergies from the Younique and P&G Beauty Business acquisitions as a result of any planned cost savings initiatives following the completion of the business combinations.

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Coty Inc. & Subsidiaries
Unaudited Condensed Combined Pro Forma Balance Sheet
At December 31, 2016
(Dollars in millions)

	Historical Coty	Historical Younique		Younique Pro Forma Adjustments (Note 3)	Combined Pro Forma
Assets
Current assets
Cash and cash equivalents	$939.2	$41.6		$(116.3)	$864.5
Trade receivables, net	1,450.3	-		-	1,450.3
Inventories	1,014.8	58.0		66.9	1,139.7
Prepaid expenses and other current assets	353.2	7.6		-	360.8
Deferred income taxes	151.8	-		-	151.8
Total current assets	3,909.3	107.2		(49.4)	3,967.1

Property and equipment	1,418.7	8.8		55.0	1,482.5
Goodwill	7,390.1	-		521.4	7,911.5
Other intangible assets, net	8,816.6	0.8		315.8	9,133.2
Deferred income taxes	71.5	-		25.4	96.9
Other noncurrent assets	284.8	0.6	(1)	-	285.4
Total assets	$21,891.0	$117.4		$868.2	$22,876.6

Liabilities and equity
Current liabilities
Accounts payable	$1,401.0	$7.6		$-	$1,408.6
Accrued expenses and other current liabilities	1,520.6	34.9	(2)	5.2	1,560.7
Short-term debt and current portion of long-term debt	186.7	0.6	(3)	-	187.3
Income and other taxes payable	20.8	0.3		-	21.1
Deferred income taxes	8.7	-		25.4	34.1
Total current liabilities	3,137.8	43.4		30.6	3,211.8

Long-term debt, net	6,308.4	0.7	(4)	500.0	6809.1
Pension and other post-employment benefits	589.2	-		-	589.2
Deferred income taxes	1,611.4	-		-	1,611.4
Other noncurrent liabilities	363.1	-		-	363.1
Total liabilities	12,009.9	44.1		530.6	12,584.6

Redeemable noncontrolling interests	70.9	-		410.9	481.8
Equity
Preferred stock, $0.01 par value; 20.0 shares authorized, 2.7 issued and outstanding, at December 31, 2016 on a historical and pro forma basis	-	-		-	-
Class A Common Stock, $0.01 par value; 1,000.0 shares authorized, 812.0 issued, and 747.0 outstanding, at December 31, 2016 on a historical and pro forma basis	8.1	1.7	(5)	(1.7)	8.1
Class B Common Stock, $0.01 par value; 0.0 shares authorized, issued and outstanding at December 31, 2016 on a historical and pro forma basis	-	-		-	-
Additional paid-in capital	11,500.5	-		-	11,500.5
Accumulated surplus	9.8	70.9	(5)	(70.9)	9.8
Accumulated other comprehensive loss	(283.5)	0.7	(5)	(0.7)	(283.5)
Treasury stock—at cost, shares: 65.0 at December 31, 2016	(1,441.8)	-		-	(1,441.8)
Total stockholders’ equity	9,793.1	73.3		(73.3)	9,793.1

Noncontrolling interests	17.1	-		-	17.1
Total equity	9,810.2	73.3		(73.3)	9,810.2
Total liabilities, redeemable noncontrolling interests and equity	$21,891.0	$117.4		$868.2	$22,876.6

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(1)	Aligning line title of the historical Younique “Deposits” to “Other noncurrent assets.”
(2)	Aligning line titles of the historical Younique “Deferred revenues” and “Accrued expenses” to “Accrued expenses and other current liabilities.”
(3)	Aligning line titles of the historical Younique “Current portion of capital lease obligation” to “Short-term debt and current portion of long-term debt.”
(4)	Aligning line title of the historical Younique “Capital lease obligation, net of current portion” to “Long-term debt, net.”
(5)	Aligning line title of the historical Younique “Members’ Equity” to “Class A Common Stock”, “Accumulated surplus”, and “Accumulated other comprehensive loss.”

See notes to Unaudited Condensed Combined Pro Forma Financial Statements.

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Coty Inc. & Subsidiaries
Unaudited Condensed Combined Pro Forma Statement of Operations
For the Six Months Ended December 31, 2016
(Dollars in millions, except for per share data)

	Historical Coty	Historical Younique		Younique Pro Forma Adjustments (Note 3)	Younique Acquisition Pro Forma	Historical P&G Beauty Business (3)	P&G Beauty Business Pre- Merger Adjustments (Note 4)	Historical P&G Beauty Business After Pre-Merger Adjustments	P&G Beauty Business Pro Forma Merger Adjustments (Note 5)	Combined Pro Forma

Net revenues	$3,376.9	$176.3		$-	$3,553.2	$1,159.0	$(128.0)	$1,031.0	$-	$4,584.2
Cost of sales	1,337.1	71.6		4.6	1,413.3	450.0	(53.0)	397.0	(29.7)	1,780.6
Gross profit	2,039.8	104.7		(4.6)	2,139.9	709.0	(75.0)	634.0	29.7	2,803.6
Selling, general and administrative expenses	1,649.1	74.8	(1)	0.1	1,724.0	842.0	(41.0)	801.0	(73.3)	2,451.7
Amortization expense	116.4	-		13.7	130.1	-	-	-	70.0	200.1
Restructuring costs	23.2	-		-	23.2	-	-	-	18.3	41.5
Acquisition-related costs	217.4	-		(0.7)	216.7	-	-	-	(79.4)	137.3
Asset impairment charges	-	-		-	-	-	-	-	-	-
Gain on sale of asset	-	-		-	-	-	-	-	-	-
Operating income	33.7	29.9		(17.7)	45.9	(133.0)	(34.0)	(167.0)	94.1	(27.0)
Interest expense, net	98.3	0.2		10.4	108.9	13.0	5.7	18.7	(4.4)	123.2
Loss on early extinguishment of debt	-	-		-	-	-	-	-	-	-
Other expense (income), net	0.7	4.4	(2)	(4.4)	0.7	(13.0)	-	(13.0)	(29.3)	(41.6)
Income before income taxes	(65.3)	25.3		(23.7)	(63.7)	(133.0)	(39.7)	(172.7)	127.8	(108.6)
(Benefit) provision for income taxes	(127.2)	0.5		0.6	(126.1)	(19.0)	(8.3)	(27.3)	29.4	(124.0)
Net income	61.9	24.8		(24.3)	62.4	(114.0)	(31.4)	(145.4)	98.4	15.4
Net income attributable to noncontrolling interests	10.7	-		-	10.7	-	-	-	-	10.7
Net income attributable to redeemable noncontrolling interests	4.4	-		(0.2)	4.6	-	-	-	-	4.6
Net income attributable to Coty Inc.	$46.8	$24.8		$(24.5)	$47.1	$(114.0)	$(31.4)	$(145.4)	$98.4	$0.1

Net income attributable to Coty Inc. per common share:
Basic	$0.09									$0.00
Diluted	0.09									0.00
Weighted-average common shares outstanding:
Basic	539.8									744.7
Diluted	545.8									750.7

(1)	Aligning line titles of the historical Younique “Presenter Incentives” to “Selling, general and administrative expenses.”
(2)	Aligning line title of the historical Younique “Foreign currency transaction losses” and “Gain on disposal of property and equipment” to “Other expense (income), net.”
(3)	Reflects P&G Beauty Business’ statement of operations for July 1, 2016 through September 30, 2016. P&G Beauty Business’ results of operations subsequent to Coty’s October 1, 2016 acquisition of P&G Beauty Business are included in the Historical Coty column.

See notes to the Unaudited Condensed Combined Pro Forma Financial Statements.

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Coty Inc. & Subsidiaries
Unaudited Condensed Combined Pro Forma Statement of Operations
For the Year Ended June 30, 2016
(Dollars in millions, except for per share data)

	Historical Coty	Historical Younique		Younique Pro Forma Adjustments (Note 3)	Younique Acquisition Pro Forma	Historical P&G Beauty Business	P&G Beauty Business Pre- Merger Adjustments (Note 4)	Historical P&G Beauty Business After Pre-Merger Adjustments	P&G Beauty Business Pro Forma Merger Adjustments (Note 5)	Combined Pro Forma

Net revenues	$4,349.1	$377.8		$-	$4,726.9	$4.911.0	$(506.0)	$4,405.0	$-	$9,131.9
Cost of sales	1,746.0	104.9		3.9	1,854.8	1.662.0	(156.0)	1,506.0	(24.2)	3,336.6
Gross profit	2,603.1	272.9		(3.9)	2,872.1	3,249.0	(350.0)	2,899.0	24.2	5,795.3
Selling, general and administrative expenses	2,027.8	133.6	(1)	7.7	2,169.1	3,013.0	(319.0)	2,694.0	(94.8)	4,768.3
Amortization expense	79.5	-		27.2	106.7	-	-	-	279.8	386.5
Restructuring costs	86.9	-		-	86.9	-	-	-	50.0	136.9
Acquisition-related costs	174.0	-		-	174.0	-	-	-	(163.8)	10.2
Asset impairment charges	5.5	-		-	5.5	48.0	(48.0)	-	-	5.5
Gain on sale of asset	(24.8)	-		(0.1)	(24.9)	-	-	-	-	(24.9)
Operating income	254.2	139.3		(38.7)	354.8	188.0	17.0	205.0	(47.0)	512.8
Interest expense, net	81.9	0.1		15.9	97.9	29.0	43.3	72.3	(13.0)	157.2
Loss on early extinguishment of debt	3.1	-		-	3.1	-	-	-	-	3.1
Other expense (income), net	30.4	4.1	(2)	(4.1)	30.4	(8.0)	8.0	-	-	30.4
Income before income taxes	138.8	135.1		(50.5)	223.4	167.0	(34.3)	132.7	(34.0)	322.1
(Benefit) provision for income taxes	(40.4)	0.3		32.2	(7.9)	101.0	(20.0)	81.0	(7.8)	65.3
Net income	179.2	134.8		(82.6)	231.3	66.0	(14.3)	51.7	(26.2)	256.8
Net income attributable to noncontrolling interests	7.6	-		-	7.6	-	-	-	-	7.6
Net income attributable to redeemable noncontrolling interests	14.7	-		20.9	35.6	-	-	-	-	35.6
Net income attributable to Coty Inc.	$156.9	$134.8		$(103.5)	$188.1	$66.0	$(14.3)	$51.7	$(26.2)	$213.7

Net income attributable to Coty Inc. per common share:
Basic	$0.45									$0.28
Diluted	0.44									0.28
Weighted-average common shares outstanding:
Basic	345.5									755.2
Diluted	354.2									763.9

(1)	Aligning line titles of the historical Younique “Presenter Incentives” to “Selling, general and administrative expenses.”
(2)	Aligning line title of the historical Younique “Foreign currency transaction losses” and “Gain on disposal of property and equipment” to “Other expense (income), net.”

See notes to the Unaudited Condensed Combined Pro Forma Financial Statements.

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COTY INC. & SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

(Dollars in tables in millions, except per share data)

Note 1—Basis of Pro Forma Presentation

The unaudited condensed combined pro forma statements of operations for the six months ended December 31, 2016 and the year ended June 30, 2016 combine Younique’s unaudited historical consolidated statement of income for the six months ended December 31, 2016 and unaudited historical consolidated statement of income for the year ended June 30, 2016, as well as P&G Beauty Business’ unaudited historical combined statement of operations for the three months ended September 30, 2016 and audited historical financial combined statement of operations for the year ended June 30, 2016 with Coty’s unaudited historical condensed consolidated statement of operations for the six months ended December 31, 2016 (which include the results of P&G Beauty Business subsequent to Coty’s October 1, 2016 acquisition of P&G Beauty Business) and audited historical consolidated statement of operations for the fiscal year ended June 30, 2016. The unaudited condensed combined pro forma balance sheet combines the audited historical consolidated balance sheet of Younique as of December 31, 2016, with Coty’s unaudited historical condensed consolidated balance sheet as of December 31, 2016 (which includes the assets and liabilities of P&G Beauty Business.)

Coty’s fiscal year ends on June 30 and Younique’s fiscal year ends on December 31. For Younique’s fiscal years ended December 31, 2015 and 2016, the net revenues were $283.5 million and $395.9 million, respectively. In order to prepare the unaudited condensed combined pro forma statement of operations for the year ended June 30, 2016, Younique’s operating results were derived from Younique’s historical audited consolidated statement of income and comprehensive income for the year ended December 31, 2016, Younique’s historical unaudited consolidated statement of income for the six months periods ended December 31, 2016 and December 31, 2015.

		Younique’s	Younique’s	Younique’s
	Younique’s	Historical Six	Historical Six	Historical 12
	Historical Year	Months Ended	Months Ended	Months Ended
	Ended 12/31/16	12/31/16	12/31/15	6/30/16
	(see Exhibit 99.1) (a)	(b)	(c)	(d) = (a) - (b) + (c)
Revenue, net	$395.9	$176.3	$158.2	$377.8
Cost of sales	130.1	71.6	46.4	104.9
Gross profit	265.8	104.7	111.8	272.9
Operating expenses:
Presenter incentives	87.3	36.8	32.5	83.0
Selling, general and administrative	65.5	38.0	23.1	50.6
Total operating expenses	152.8	74.8	55.6	133.6
Operating income	113.0	29.9	56.2	139.3
Other income (expenses):
Foreign currency transaction losses	(7.0)	(4.4)	(1.6)	(4.2)
Gain on disposal of property and equipment	0.1	-	-	0.1
Interest expense	(0.3)	(0.2)	-	(0.1)
Total other expenses	(7.2)	(4.6)	(1.6)	(4.2)
Income before income taxes	105.8	25.3	54.6	135.1
Income tax expense	0.7	0.5	0.1	0.3
Net income	$105.1	$24.8	$54.5	$134.8

The historical financial information for Younique and P&G Beauty Business are adjusted in the unaudited condensed combined pro forma financial statements to give effect to unaudited pro forma adjustments that are (1) directly attributable to the Younique and P&G Beauty Business acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined operating results.

Note 2—Preliminary Purchase Price Allocations

The Younique and P&G Beauty Business acquisitions are each being accounted for as a business combination with Coty as the accounting acquirer. Accordingly, Coty’s cost to purchase Younique and P&G Beauty Business was allocated to the assets acquired and the liabilities assumed based upon their respective fair values on February 1, 2017 and October 1, 2016, respectively.

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Younique

The preliminary purchase price was $600.0 million, net of acquired cash and debt assumed. Additionally, Coty recorded $410.9 million of redeemable noncontrolling interest for the 40% membership interest that is owned by the noncontrolling shareholder. Coty estimated the preliminary fair value of acquired assets and liabilities as of the date of the Younique Acquisition based on information currently available. Coty is still evaluating the fair value of the assets and liabilities assumed in the Younique Acquisition. As Coty finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments may be recorded during the measurement period. Coty will reflect measurement period adjustments, if any, in the period in which the adjustments are recognized.

The following table summarizes the estimated allocation of the purchase price to the net assets of Younique as of the February 1, 2017 acquisition date:

Net working capital	$108.8
Cash and cash equivalents	17.5
Trademark - definite	122.0
Product formulations	0.6
Goodwill	521.4
Customer relationships	194.0
Property and equipment	9.1
Software	55.0
Short-term and long-term debt	(1.2)
Total equity value	$1,027.2

Total equity value	$1,027.2
Redeemable noncontrolling interest	410.9
Net cash and debt acquired	16.3
Total purchase price	$600.0

P&G Beauty Business

Coty estimated the preliminary fair value of acquired assets and liabilities as of the date of acquisition based on information currently available. Coty is still evaluating the fair value of the assets and liabilities assumed. As Coty finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments may be recorded during the measurement period. Coty will reflect measurement period adjustments, if any, in the period in which the adjustments are recognized.

The following table summarizes the estimated allocation of the purchase price to the net assets of the P&G Beauty Business as of the October 1, 2016 acquisition date:

The purchase price is as follows:
Equity consideration exchanged	$9,628.6
Galleria debt assumed by Coty	1,941.8
Total purchase price	$11,570.4

Preliminary allocation of purchase price:
Cash and cash equivalents	$387.6
Inventories	506.7
Property, plant and equipment	770.4
Goodwill	5,081.8
Trademarks - indefinite	1,890.0
Trademarks - definite	879.1
Customer relationships	1,795.8
License agreements	1,836.0
Product formulations	183.8
Other net working capital	10.8
Net other assets	54.9
Unfavorable contract liabilities	(130.0)
Pension liabilities	(394.9)
Deferred tax liability, net	(1,301.6)

Total purchase price allocation	$11,570.4

Note 3—Younique Pro Forma Adjustments

As further described below, the following table reflects the pro forma adjustments as of December 31, 2016 to record the Younique

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Acquisition, including adjustments to record the acquisition accounting:

	Younique Pro
	Forma
	Adjustments
Assets
Current assets
Cash and cash equivalents	$(116.3)	(f)
Trade receivables-less allowances	-
Inventories	66.9	(a)
Prepaid expenses and other current assets	-
Deferred income taxes	-
Total current assets	(49.4)

Property and equipment	55.0	(b)
Goodwill	521.4	(b)
Other intangible assets, net	316.6	(b)
	(0.8)	(c)
Deferred income taxes	25.4	(e)
Other noncurrent assets	-
Total assets	$868.2

Liabilities and equity
Current liabilities
Accounts payable	$-
Accrued expenses and other current liabilities	5.2	(f)
Short-term debt and current portion of long-term debt	-
Income and other taxes payable	-
Deferred income taxes	25.4	(e)
Total current liabilities	30.6

Long-term debt	500.0	(f)
Pension and other post-employment benefits	-
Deferred income taxes	-
Other noncurrent liabilities	-
Total liabilities	530.6

Redeemable noncontrolling interests	410.9	(d)
Equity
Preferred Stock	-
Class A Common Stock	(1.7)	(c)
Class B Common Stock	-
Additional paid-in capital	-
Accumulated surplus	(70.9)	(c)
Accumulated other comprehensive loss	(0.7)	(c)
Treasury stock-at cost	-
Total stockholders’ equity	(73.3)

Total liabilities, redeemable noncontrolling interests and equity	$868.2
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As further described below, the following table reflects the pro forma adjustments for the six months ended December 31, 2016 to record the Younique Acquisition, including (i) reclassification of Younique balances to align with Coty’s accounting classifications, (ii) adjustments to record the acquisition accounting, and (iii) other adjustments:

			Acquisition				Younique Pro
	Reclassification		Accounting		Other		Forma
	Adjustments		Adjustments		Adjustments		Adjustments
Net revenues	$-		$-		$-		$-
Cost of sales	4.6	(g)	-		-		4.6
Gross profit	(4.6)		-		-		(4.6)
Selling, general and administrative expenses	(5.4)	(g), (h), (i), (j)	5.5	(k)	-		0.1
Amortization expense	0.2	(i)	13.5	(l)	-		13.7
Restructuring costs	-		-		-		-
Acquisition-related costs	0.8	(j)	(1.5)	(m)	-		(0.7)
Asset impairment charges	-		-		-		-
Gain on sale of asset	-		-		-		-
Operating income	(0.2)		(17.5)		-		(17.7)
Interest expense, net	4.2	(h)	6.2	(n)	-		10.4
Loss on early extinguishment of debt	-		-		-		-
Other expense (income), net	(4.4)	(h)	-		-		(4.4)
Income before income taxes	-		(23.7)		-		(23.7)
(Benefit) provision for income taxes	-		(9.0)	(p)	9.6	(p)	0.6
Net income	-		(14.7)		(9.6)		(24.3)
Net income attributable to noncontrolling interests	-		-		-		-
Net income attributable to redeemable noncontrolling interests	-		0.2	(o)	-		0.2
Net income attributable to Coty Inc.	$-		$(14.9)		$(9.6)		$(24.5)

As further described below, the following table reflects the pro forma adjustments for the fiscal year ended June 30, 2016 to record the Younique Acquisition, including (i) reclassification of Younique balances to align with Coty’s accounting classifications, (ii) adjustments to record the acquisition accounting, and (iii) other adjustments:

	Reclassification Adjustments		Acquisition Accounting Adjustments		Other Adjustments		Younique Pro Forma Adjustments
Net revenues	$-		$-		$-		$-
Cost of sales	3.9	(g)	-		-		3.9
Gross profit	(3.9)		-		-		(3.9)
Selling, general and administrative expenses	(3.3)	(g), (h), (i)	11.0	(k)	-		7.7
Amortization expense	0.1	(i)	27.1	(l)	-		27.2
Restructuring costs	-		-		-		-
Acquisition-related costs	-		-		-		-
Asset impairment charges	-		-		-		-
Gain on sale of asset	(0.1)		-		-		(0.1)
Operating income	(0.6)		(38.1)		-		(38.7)
Interest expense, net	3.5	(h)	12.4	(n)	-		15.9
Loss on early extinguishment of debt	-		-		-		-
Other expense (income), net	(4.1)	(h)	-		-		(4.1)
Income before income taxes	-		(50.5)		-		(50.5)
(Benefit) provision for income taxes	-		(19.2)	(p)	51.3	(p)	32.2
Net income	-		(31.3)		(51.3)		(82.6)
Net income attributable to noncontrolling interests	-		-		-		-
Net income attributable to redeemable noncontrolling interests	-		20.9	(o)	-		20.9
Net income attributable to Coty Inc.	$-		$(52.2)		$(51.3)		$(103.5)

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(a)	Adjustment to record inventory at its preliminary estimated fair value.
(b)

Reflects the recognition of $521.4 million of goodwill, $316.6 million of finite-lived intangible assets and the recognition of $55.0 million of software acquired related to a social media sales interface.

The estimated fair value of finite-lived intangible assets acquired represents an increase over Younique’s historical finite-lived intangible assets relating to Younique at February 1, 2017. The preliminary estimated fair value allocated to finite-lived intangible assets consists primarily of a trademark, customer relationships and product formulations. The actual adjustments may differ materially based on the final determination of fair value and are subject to change. Management relied on methods under the income approach—specifically the relief-from royalty method for the trademark and multi-period excess earnings method for customer relationships. For product formulations, management utilized the replacement cost method under the cost approach. For the software, Coty utilized the replacement cost method under the cost approach.

(c)	Reflects the elimination of Younique’s historical intangible assets and historical members’ equity in connection with the Younique Acquisition.
(d)	Represents the recognition of the redeemable noncontrolling interest at fair value related to the 40% membership interest owned by the noncontrolling shareholders.
(e)

Represents deferred tax assets and liabilities that were recognized for differences between the book and tax basis for the assets and liabilities on Younique’s consolidated balance sheet as such attributes flows through the limited liability company structure to Coty. The deferred tax assets and liabilities represent the tax effect of the difference between the estimated assigned fair value of the assets/liabilities and the tax basis of such assets/liabilities. The estimate was determined by multiplying the difference in the tax basis of the respective asset/liability over the book value by a blended statutory tax rate estimate of 38%. The blended statutory tax rate is the weighted average of the statutory tax rates, based on the fair market values of the acquired assets and the jurisdictions in which the acquired assets are located. This rate may change as Coty performs a complete tax analysis. In addition, the actual deferred tax liabilities may differ materially based on changes to the valuation allowance on the combined business which is not included for the purposes of these pro forma financial statements.

(f)

Reflects assumed funds used which included an estimated $116.3 million of cash and the estimated incremental $500.0 million credit facility drawn in connection with the Younique Acquisition. Reflects $5.2 million of Younique’s acquisition-related costs that were not incurred as of December 31, 2016 and were incurred at the closing of the Younique Acquisition through an adjustment to “Accrued expenses and other current liabilities.”

(g)	Reflects reclassification of expenses related to conventions and events from “Selling, general and administrative expenses” to “Cost of sales.”
(h)

Reflects the reclassification of foreign currency loss from “Other expense (income), net” to “Selling, general and administrative expenses” and “Interest expense, net” to conform with Coty’s accounting policy.

(i)	Reflects conforming presentation of amortization expense of intangible assets from “Selling, general and administrative expenses” to “Amortization expense.”
(j)	Reflects conforming presentation of acquisition-related costs from “Selling, general and administrative expenses” to “Acquisition-related costs.”
(k)	Represents the additional depreciation of property and equipment, net resulting from the Younique Acquisition. Coty depreciates the step-up in fair value of the software acquired over 5 years.
(l)

Represents the additional straight-line amortization of the trademark, customer relationships, and product formulations resulting from the Younique Acquisition. Coty assumed a 20 year useful life for the trademark, 8 to 14 year useful lives for customer relationships, and 5 year useful lives for product formulations. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and/or management’s view based on historical experience with similar assets.

Reflective of the preliminary purchase price adjustment, for every 5% increase to the fair value of finite-lived intangibles which is an approximate increase of $15.8 million in the fair value of finite-lived intangibles, amortization expense would increase by $0.7 million and $1.4 million for the six months ended December 31, 2016 and the year ended June 30, 2016, respectively assuming useful life ranges as estimated above.

(m)

Reflects the reversal of acquisition-related costs, which primarily include legal, accounting, valuation, other professional or consulting fees, and other internal costs which can include compensation related expenses for dedicated internal resources, as these costs were non-recurring and relate specifically to the Younique Acquisition. Coty incurred $0.7 million of acquisition-related costs in the six months ended December 31, 2016. Younique incurred $0.8 million of acquisition-related costs in the six months ended December 31, 2016.

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(n)

Reflects the incremental interest expense on $500.0 million credit facility drawn in connection with the Younique Acquisition. The interest rate used to compute the incremental interest expense was 2.48% assuming LIBOR rate of 0.98% plus an adjustment of 150 basis points.

(o)	Reflects net income attributable to redeemable noncontrolling interest related to the 40% membership interest owned by the noncontrolling shareholders.
(p)	For purposes of these unaudited pro forma condensed combined statements of operations, Coty used a blended statutory income tax rate estimate of 38% for the six months ended December 31, 2016 and the year ended June 30, 2016. The blended statutory tax rate is the weighted average of the statutory tax rates, based on the fair market values of the acquired assets and the jurisdictions in which the acquired assets are located. Additionally, an adjustment was made to record the income tax applicable to the flow through net income from the LLC on Coty’s federal tax returns. This rate may change as Coty performs a complete tax analysis.

Note 4—P&G Beauty Business Pre-Merger Adjustments

The following table reflects adjustments for the three months ended September 30, 2016 to present the adjusted P&G Beauty Business before the Merger including (i) the Dolce & Gabbana and Christina Aguilera fragrance licenses (together, the “Excluded Brands”), the Rochas, Laura Biagiotti, Naomi Campbell and Giorgio Beverly Hills brands that were divested by P&G, Puma, which was discontinued by P&G (the divested and discontinued brands together, the “Divested Brands”) and certain other assets and liabilities that were transferred as part of the transactions contemplated by the Transaction Agreement (the “Transactions”) and (ii) the recapitalization of the P&G Beauty Business:

	Carve-Out of Excluded Brands and Divested Brands (a)	Recapitalization		Total P&G Beauty Business Pre-Merger Adjustments
Net revenues	$(128.0)	$-		$(128.0)
Cost of sales	(53.0)	-		(53.0)
Gross profit	(75.0)	-		(75.0)
Selling, general and administrative expenses	(41.0)	-		(41.0)
Amortization expense	-	-		-
Restructuring costs	-	-		-
Acquisition-related costs	-	-		-
Asset impairment charges	-	-		-
Gain on sale of asset	-	-		-
Operating income (loss)	(34.0)	-		(34.0)
Interest expense, net	-	5.7	(e)	5.7
Loss on early extinguishment of debt	-	-		-
Other expense (income), net	-	-		-
Income (loss) before income taxes	(34.0)	(5.7)		(39.7)
(Benefit) provision for income taxes	(7.0)	(1.3)	(f)	(8.3)
Net income	(27.0)	(4.4)		(31.4)
Net income attributable to noncontrolling interests	-	-		-
Net income attributable to redeemable noncontrolling interests	-	-		-
Net income attributable to Coty Inc.	$(27.0)	$(4.4)		$(31.4)

The following table reflects adjustments for the year ended June 30, 2016 to present the adjusted P&G Beauty Business before the Merger including (i) the Excluded Brands, the Divested Brands and certain other assets and liabilities that were transferred as part of the Merger and (ii) the recapitalization of the P&G Beauty Business:

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	Carve-Out of Excluded Brands and Divested Brands (a)	Other Excluded Brand and Divested Brand Adjustments		Recapitalization		Total P&G Beauty Brands Pre-Merger Adjustments
Net revenues	$(506.0)	$-		$-		$(506.0)
Cost of sales	(156.0)	-		-		(156.0)
Gross profit	(350.0)	-		-		(350.0)
Selling, general and administrative expenses	(236.0)	(83.0)	(b)	-		(319.0)
Amortization expense	-	-		-		-
Restructuring costs	-	-		-		-
Acquisition-related costs	-	-		-		-
Asset impairment charges	-	(48.0)	(c)	-		(48.0)
Gain on sale of asset	-	-		-		-
Operating income (loss)	(114.0)	131.0		-		17.0
Interest expense, net	-	-		43.3	(e)	43.3
Loss on early extinguishment of debt	-	-		-		-
Other expense (income), net	-	8.0	(d)	-		8.0
Income (loss) before income taxes	(114.0)	123.0		(43.3)		(34.3)
(Benefit) provision for income taxes	(23.0)	6.0	(c)	(10.0)	(f)	(20.0)
		(3.0)	(d)
		10.0	(b)
Net income	(91.0)	110.0		(33.3)		(14.3)
Net income attributable to noncontrolling interests	-	-		-		-
Net income attributable to redeemable noncontrolling interests	-	-		-		-
Net income attributable to Coty Inc.	$(91.0)	$110.0		$(33.3)		$(14.3)

(a)	The historical financial information of P&G Beauty Business includes results from the Excluded Brands and the Divested Brands. As such, P&G Beauty Business’ historical balances are adjusted to reflect these brands not being transferred with Galleria. Coty’s management believes that these adjustments are factually supportable as (i) the historical financial information of the Excluded Brands and the Divested Brands is derived from P&G’s management reporting systems; (ii) the revenues of the Excluded Brands and the Divested Brands do not include any allocations; and (iii) the expenses of the Excluded Brands and the Divested Brands do not include any allocations, and only direct administrative personnel costs and expenses related to the Excluded Brands and the Divested Brands are excluded from the pro forma statements of operations.

(b)	Reflects adjustment to remove one-time termination fees from P&G Beauty Business’ historical statement of operations for the year ended June 30, 2016 as the fees relate to the termination and sale of the Dolce & Gabbana fragrance license, which is excluded from the Transactions. The tax impact of this expense was a reduction of $10.0 million.

(c)	Reflects reversal of P&G Beauty Business one -time, non-cash, before-tax impairment charge of $48.0 million in the fiscal year ended June 30, 2016 in order to reflect the Dolce & Gabbana license intangible asset at its updated value estimate of net realizable value, reflecting the impact of the decision to exclude the Dolce & Gabbana license from the Transactions. The tax impact of this impairment was a reduction of $6.0 million.

(d)	Reflects adjustment to remove gain on sale of assets from P&G Beauty Business’ historical statement of operations for the year ended June 30, 2016 as the gain relates to the sale of brands not transferring with Galleria Company. The tax expense associated with this gain on sales of assets was $3.0 million for the year ended June 30, 2016.

(e)	Reflects the incremental interest expense as a result of debt assumed of $1.9 billion from Galleria Company. The weighted average interest rate used to compute the incremental interest expense was 3.08% assuming LIBOR rates ranging from 0.750% to 0.875% plus an adjustment of 150 to 300 basis points for each term loan as described in the credit agreement.

(f)	Coty used a blended statutory income tax rate estimate of 23% for the three months September 30, 2016 and the year ended June 30, 2016 for both the Excluded Brands and Divested Brands. The blended statutory tax rate is the weighted average of the statutory tax rates, based on the fair market values of the acquired assets and the jurisdictions in which the acquired assets are located.
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Note 5—P&G Beauty Business Pro Forma Adjustments

As further described below, the following table reflects the pro forma adjustments for the three months ended September 30, 2016 to record the Merger, including (i) reclassification of P&G Beauty Business balances to align with Coty’s accounting classifications and (ii) adjustments to record the acquisition accounting:

	Reclassification Adjustments		Acquisition Accounting Adjustments		Total P&G Beauty Business Pro Forma Merger Adjustments
Net revenues	$-		$-		$-
Cost of sales	(14.8)	(a)	(6.0)	(c)	(29.7)
			(8.9)	(d)
Gross profit	14.8		14.9		29.7
Selling, general and administrative expenses	(3.5)	(a)	(63.5)	(d)	(73.3)
	(6.0)	(b)	(0.3)	(c)
Amortization expense	6.0	(b)	64.0	(e)	70.0
Restructuring costs	18.3	(a)	-		18.3
Acquisition-related costs	-		(79.4)	(d)	(79.4)
Asset impairment charges	-		-		-
Gain on sale of asset	-		-		-
Operating income	-		94.1		94.1
Interest expense, net	-		(4.4)	(d)	(4.4)
Loss on early extinguishment of debt	-		-		-
Other expense (income), net	-		(29.3)	(d)	(29.3)
Income before income taxes	-		127.8		127.8
(Benefit) provision for income taxes	-		29.4	(f)	29.4
Net income	-		98.4		98.4
Net income attributable to noncontrolling interests	-		-		-
Net income attributable to redeemable noncontrolling interests	-		-		-
Net income attributable to Coty Inc.	$-		$98.4		$98.4

As further described below, the following table reflects the pro forma adjustments for the fiscal year ended June 30, 2016 to record the Merger, including (i) reclassification of P&G Beauty Business balances to align with Coty’s accounting classifications and (ii) adjustments to record the acquisition accounting:

	Reclassification Adjustments		Acquisition Accounting Adjustments		Total P&G Beauty Business Pro Forma Merger Adjustments
Net revenues	$-		$-		$-
Cost of sales	(25.0)	(a)	11.2	(c)	(24.2)
			(10.4)	(d)
Gross profit	25.0		(0.8)		24.2
Selling, general and administrative expenses	(25.0)	(a)	(43.5)	(d)	(94.8)
	(27.0)	(b)	0.7	(c)
Amortization expense	27.0	(b)	252.8	(e)	279.8
Restructuring costs	50.0	(a)	-		50.0
Acquisition-related costs	-		(163.8)	(d)	(163.8)
Asset impairment charges	-		-		-
Gain on sale of asset	-		-		-
Operating income	-		(47.0)		(47.0)
Interest expense, net	-		(13.0)	(d)	(13.0)
Loss on early extinguishment of debt	-		-		-
Other expense (income), net	-		-		-
Income before income taxes	-		(34.0)		(34.0)
(Benefit) provision for income taxes	-		(7.8)	(f)	(7.8)
Net income	-		(26.2)		(26.2)
Net income attributable to noncontrolling interests	-		-		-
Net income attributable to redeemable noncontrolling interests	-		-		-
Net income attributable to Coty Inc.	$-		$(26.2)		$(26.2)

(a)	Reflects conforming presentation of restructuring costs from “Cost of sales” and “Selling, general and administrative expenses” to “Restructuring costs.”

(b)	Reflects conforming presentation of amortization expense of intangible assets from “Selling, general and administrative expenses” to “Amortization expense.”
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(c)	Represents the additional depreciation adjustment of acquired “Property and equipment” resulting from the increase in fair value of these assets from the Merger. As different categories of acquired property and equipment become fully depreciated over different useful lives, a fair value and remaining useful life were assessed for each asset class. Coty grouped pools of assets with similar useful lives, and divided the aggregated fair value by the remaining useful life for that pool of assets to derive the straight-line depreciation expenses. Coty assumed a 13-year weighted-average useful life. For each $20.0 million fair value adjustment increase to Property and equipment, assuming a weighted-average useful life of 13 years, depreciation expense would increase by approximately $0.4 million and $1.5 million for the three months ended September 30, 2016 and the year ended June 30, 2016 using the straight-line method of depreciation.

(d)	Reflects the reversal of acquisition-related costs, which primarily include legal, accounting, valuation, other professional or consulting fees, and other internal costs which can include compensation related expenses for dedicated internal resources, as these costs are non-recurring and relate specifically to the Transactions. Coty incurred $79.4 million and $163.8 million of acquisition-related costs in the three months ended September 30, 2016 and the year ended June 30, 2016, respectively. P&G Beauty Business incurred $106.1 million and $66.9 million of acquisition-related costs in the three months ended September 30, 2016 and the year ended June 30, 2016, of which $8.9 million and $10.4 million is reflected in “Cost of sales,” $63.5 million and $43.5 million is reflected in “Selling, general and administrative expenses,” $4.4 million and $13.0 million is reflected in “Interest expense, net” and $29.3 million and $0 is reflected in “Other expense (income), net” in the three months ended September 30, 2016, and the year ended June 30, 2016, respectively.

(e)	Represents the additional straight-line amortization of trademarks, customer relationships, license agreements, product formulations, technology, and off-market contracts resulting from the Merger. Coty assumed ten to 30 year useful lives for trademarks, 1.5 to 17 year useful lives for customer relationships, ten to 30 year useful lives for license agreements, five to 29 year useful lives for product formulations, a five year useful life for technology, and a ten year useful life for off-market contracts. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and/or management’s view based on historical experience with similar assets.

Reflective of the preliminary purchase price adjustment, for every 5% increase to the fair value of finite-lived intangibles which is an approximate increase of $228.2 million in the fair value of finite-lived intangibles, amortization expense would increase by $3.5 million and $14.0 million for the three months ended September 30, 2016 and year ended June 30, 2016, respectively assuming useful life ranges as estimated above.

(f)	For purposes of these unaudited pro forma condensed combined statements of operations, Coty used a blended statutory income tax rate estimate of 23% for the three months ended September 30, 2016 and the year ended June 30, 2016. The blended statutory tax rate is the weighted average of the statutory tax rates, based on the fair market values of the acquired assets and the jurisdictions in which the acquired assets are located. This rate may change as Coty performs a complete tax analysis.

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